Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Investor Relations

(503) 726-7710

FEI Company Reports Results for Fourth Quarter of 2005

Company Restructuring Substantially Complete

Improved Revenue and Earnings Expected for 2006

HILLSBORO, Ore., February 7, 2005 — FEI Company (NASDAQ: FEIC) reported results for the fourth quarter of 2005.  Both revenue and bookings increased from the third quarter, but the company recorded a loss for the latest quarter, due to substantial restructuring and asset revaluation charges, including charges related to the previously announced decision to consolidate operations.  The company is entering 2006 with a record backlog and reduced expenses and expects higher revenue and improved financial results in 2006.

Net sales for the quarter ended December 31, 2005 of $101.6 million are up 5% compared to the net sales of $97.1 million in the third quarter of 2005.

Bookings in the fourth quarter totaled $116.1 million, resulting in a book-to-bill ratio of 1.14 and a record high backlog of $186.3 million at the end of the quarter.  Bookings were up 16% from the third quarter of 2005.

The net loss on the basis of accounting principles generally accepted in the United States (GAAP) was $30.7 million for the fourth quarter of 2005, compared with a net loss of $5.1 million in the third quarter of 2005 and net income of $8.4 million in the fourth quarter of 2004.  The diluted loss per share in the latest quarter was $0.91, compared with a diluted loss per share of $0.15 in the third quarter of 2005.

Restructuring, asset impairment charges and related inventory write-offs in the fourth quarter were $24.2 million, including:

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•                  $5.4 million of inventory write-downs and adjustments, included in cost of sales, primarily related to product lines formerly manufactured at the company’s facility in Peabody, Massachusetts; the Peabody facility was closed in December 2005, as previously announced;

•                  $0.9 million for asset impairments related to the Peabody facility;

•                  $7.7 million for asset impairments related to our decision to discontinue implementation of a new enterprise resource planning system and pursue less costly alternatives;

•                  $5.6 million impairment of investments in minority-owned companies, included on the income statement in other expense, net; and

•                  $4.6 million of restructuring charges, primarily for severance, lease termination, and relocation expenses, related to the Peabody closure and included as a separate line item in operating expenses.

The company recorded an income tax expense in the fourth quarter of $2.3 million.  Excluding the tax expense, as well as the restructuring, asset impairment charges and related inventory write-offs, the non-GAAP pretax loss in the latest quarter was $4.2 million.  Investors should refer to the attached table for a reconciliation of the GAAP loss before taxes to the non-GAAP loss before taxes.

“2005 results were disappointing, but we believe we have taken the right steps to renew our growth and significantly improve our profitability in 2006,” said Vahé A. Sarkissian, chairman, president and chief executive officer of FEI.  “In the last year, we have:

•                  reorganized the company around our major market growth opportunities;

•                  introduced important new products, including the world’s most powerful electron microscope, the TitanTM;

•                  reduced our operating costs;

•                  focused our investment on the most important growth opportunities and away from under-performing product lines;

•                  and generated positive cash flow.

“In the fourth quarter, we saw renewed growth in our bookings,” continued Sarkissian, “and we added to our backlog, which will help us improve our production flow and further aid in lowering

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costs.  We enter 2006 with a record backlog and reduced costs, and expect to deliver significantly improved operating results in 2006.  We have large market opportunities and powerful technology resources, to which we have added an increased market focus and improved operating processes.”

Total cash and investments increased in the quarter by $14.4 million, including positive operating cash flow of $5.8 million.  Capital spending for the quarter was $3.3 million, and depreciation expense was $3.3 million.  Inventory turnover improved to an annual rate of 3.1 times in the fourth quarter compared with 2.6 times in the third quarter.  Accounts receivable decreased by $10.2 million from the prior quarter, while days sales outstanding improved to 88 days, compared with 102 days in the third quarter.  Cash and short and long term investments were $280.5 million, convertible debt totaled $225.0 million (due in 2008) and shareholders’ equity was $292.4 million as of December 31, 2005.

First Quarter Guidance and 2006 Outlook

FEI currently expects net sales for the first quarter of 2006 to be in the range of $106 million to $111 million.  Bookings are expected to be greater than sales for the quarter.  The company expects a non-cash restructuring and impairment charge of approximately $2 million in the first quarter of 2006 due to implementation of the final steps in its restructuring plan.  As a result of adopting the new requirements for accounting for stock options and other equity awards under SFAS 123(R), the company expects to record approximately $1.9 million of stock option expense in the first quarter, and approximately $2.3 million per quarter in subsequent quarters of 2006.  GAAP earnings per share in the first quarter are expected to be in the range of breakeven to a small loss.  Excluding the restructuring charges and stock option expense, non-GAAP earnings per share are expected to be in the range of $0.01 to $0.06 per share.  The company expects a tax rate for the first quarter of approximately 35%.

For 2006, the company expects continued growth in the research sector of its business and a modest recovery in the semiconductor and data storage markets.  Revenue for the year is currently expected to grow compared to 2005.  As a result of revenue growth and lower costs due to the company’s restructuring and other cost-improvement programs, earnings are expected to improve substantially over 2005 levels.  For reasons why the company’s actual results may differ from guidance, please see the section titled “Safe Harbor Statement” below.

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Investor Conference Call — 2:00 p.m. PST Tuesday, February 7, 2006

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-218-4007 (domestic, toll-free) or 1-303-262-2131 (international) and asking for the FEI Q4 Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at http://www.feicompany.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11050789#.

About FEI

FEI’s Tools for Nanotech™, featuring focused ion- and electron-beam technologies, deliver 3D characterization, analysis and modification capabilities with resolution down to the sub-Ångstrom level. With R&D centers in North America and Europe and sales and service operations in more than 50 countries around the world, FEI is bringing the nanoscale within the grasp of leading researchers and manufacturers and helping to turn some of the biggest ideas of this century into reality. More information can be found on the FEI website at: http://www.feicompany.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the first quarter of 2006 and statements about future bookings, revenue, earnings, financial results, profitability, backlog growth, and reduced costs as well as restructuring plans and anticipated benefits. Factors that could affect these forward-looking statements include, but are not limited to, the continued growth in nanotechnology markets in general and more particularly, the strength of the scientific research, semiconductor and data storage markets; cyclical changes in the data storage and semiconductor industries; fluctuations in foreign exchange and interest rates; our continued ability to maintain deferral accounting of hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement or cost reductions; lower than expected customer orders; cancellation of customer orders; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping new products; changes in the mix of products sold in a quarter; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; failure to accurately estimate the amounts and timing of restructuring charges; delays in or failure to complete planned restructurings in the first quarter of 2006; timing of facilities closings, relocations, severance and other charges included in restructurings; additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; additional research and development expenses; inability to overcome technological barriers; additional selling, general and administrative expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of current or future acquisitions, including failure to achieve financial goals and integrate the acquisitions successfully.  Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

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FEI Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2005	October 2, 2005	December 31, 2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$79,315	$75,632	$128,958
Short-term investments in marketable securities	156,049	146,368	173,681
Receivables	98,330	108,544	159,526
Inventories	84,879	97,900	87,783
Deferred tax assets	5,157	3,823	8,365
Other current assets	32,328	26,377	31,528

Total current assets	456,058	458,644	589,841

Non-current investments in marketable securities	44,602	43,769	33,850

Long-term restricted cash	519	323	4,177

Property plant and equipment, net	59,011	64,241	71,550

Purchased technology, net	8,154	8,821	22,080

Goodwill	41,402	41,459	41,486

Deferred tax assets	1,095	2,214	18,555

Other assets, net	45,190	51,922	59,505

TOTAL	$656,031	$671,393	$841,044

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$26,186	$30,450	$36,618
Current accounts with Philips	1,964	1,795	4,240
Accrued payroll liabilities	9,205	12,014	15,070
Accrued warranty reserves	5,193	5,466	9,073
Deferred revenue	43,647	42,468	42,599
Income taxes payable	9,021	2,916	7,962
Accrued restructuring, reorganization and relocation	5,274	2,614	1,020
Other current liabilities	31,072	31,544	38,107

Total current liabilities	131,562	129,267	154,689

Convertible debt	225,000	225,000	295,000

Deferred tax liabilities	1,947	648	6,412

Other liabilities	5,079	4,952	5,373

SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 33,800; 33,675; and 33,413 shares issued and outstanding at December 31, 2005; October 2, 2005; and December 31, 2004	332,125	319,067	315,632
Accumulated (deficit) earnings	(56,081)	(25,388)	22,077
Accumulated other comprehensive income	16,399	17,847	41,861

Total shareholders’ equity	292,443	311,526	379,570

TOTAL	$656,031	$671,393	$841,044

FEI Company and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Year Ended
	December 31, 2005	October 2, 2005	December 31, 2004	December 31, 2005	December 31, 2004

NET SALES:
Products	$76,725	$70,889	$119,724	$325,679	$374,908
Service	24,896	26,233	25,450	101,550	90,797
Total net sales	101,621	97,122	145,174	427,229	465,705

COST OF SALES:
Products	52,005	42,704	69,007	201,024	213,434
Service	19,826	17,984	17,712	74,382	62,815
Total cost of sales	71,831	60,688	86,719	275,406	276,249

Gross profit	29,790	36,434	58,455	151,823	189,456

OPERATING EXPENSES:
Research and development	14,388	13,429	15,576	59,870	55,857
Selling, general and administrative	24,050	25,251	27,828	99,787	94,307
Amortization of purchased technology	640	720	1,685	4,220	5,924
Asset impairment	8,607	801	—	25,352	—
Restructuring, reorganization and relocation	4,615	2,804	(100)	8,544	607
Total operating expenses	52,300	43,005	44,989	197,773	156,695

OPERATING (LOSS) INCOME	(22,510)	(6,571)	13,466	(45,950)	32,761

OTHER INCOME (EXPENSE):
Interest income	2,233	1,866	1,508	7,819	5,212
Interest expense	(1,461)	(1,392)	(2,675)	(9,342)	(10,332)
Other expense, net	(6,701)	(399)	(557)	(8,310)	(3,270)
Total other expense, net	(5,929)	75	(1,724)	(9,833)	(8,390)

(LOSS) INCOME BEFORE TAXES	(28,439)	(6,496)	11,742	(55,783)	24,371

INCOME TAX EXPENSE	2,255	(1,393)	3,378	22,375	7,798

NET (LOSS) INCOME	$(30,694)	$(5,103)	$8,364	$(78,158)	$16,573

PER SHARE DATA:
Basic (loss) earningsper share	$(0.91)	$(0.15)	$0.25	$(2.33)	$0.50
Diluted (loss) earnings per share	$(0.91)	$(0.15)	$0.21	$(2.33)	$0.42

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	33,718	33,664	33,323	33,595	33,253
Diluted	33,718	33,664	39,664	33,595	39,668

RECONCILIATION OF RESULTS (1)

The following table reconciles the specific items excluded from U.S. GAAP in the calculation of Non-GAAP results for the periods indicated below:

INCOME STATEMENT RECONCILIATION

	Thirteen Weeks Ended			Year Ended
	December 31, 2005	October 2, 2005	December 31, 2004	December 31, 2005	December 31, 2004

U.S. GAAP gross margin	29,790	$36,434	$58,455	$151,823	$189,456

Add back:
Inventory write-offs and adjustments	5,388	2,435	—	14,239	—

Non-GAAP gross margin	$35,178	$38,869	$58,455	$166,062	$189,456

Non-GAAP gross margin percentage	34.6%	40.0%	40.3%	38.9%	40.7%

U.S. GAAP (loss) income before taxes	$(28,439)	$(6,496)	$11,742	$(55,783)	$24,371

Add back:
Inventory write-offs and adjustments	5,388	2,435	—	14,239	—
Asset impairment charges	8,607	801	—	25,352	—
Write off of cost method investments	5,638	—	—	6,408	—
Restructuring, reorganization and relocation	4,615	2,804	(100)	8,544	607
Bond buy-back costs	—	—	—	1,796	—
Gain on sale of SIMS product line	—	—	—	(797)	—

Non-GAAP (loss) income before taxes	$(4,191)	$(456)	$11,642	$(241)	$24,978

The press release and reconciliation table contain non-GAAP pre-tax net income information that excludes certain significant charges.  These excluded items are:

• Inventory write-downs related to the previously announced closure of the company’s facility in Peabody, Massachusetts and the company’s decision to no longer invest in certain business lines (included in cost of sales);

• Asset impairment charges primarily related to the company’s semiconductor products (included as a separate line item); and

• Restructuring charges, primarily for severance, lease termination, and relocation expenses (included as a separate line item).

We generally use non-GAAP financial measures for assessing the company’s performance against management targets, which do not account for charges or gains of this type, as a basis for making strategic and tactical decisions and as a means to evaluate period-to-period comparison.  We believe that use of non-GAAP numbers is important as these figures ignore certain events that could obscure or enhance trends or other factors affecting our business.  This is especially true when, as in this quarter, the GAAP financial information includes a number of charges that did not exist in the company’s prior comparable reporting periods.  For these reasons, we believe that these non-GAAP measures are also useful to investors.  Further, we believe the financial analysts who regularly follow and report on our company or sector exclude items such as these when analyzing our performance relative to our guidance and the performance of other sector participants, and in projecting our future financial results.

These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP measures of earnings per share.  Our non-GAAP numbers may be different from those of other companies and direct comparison should not be relied upon.

FEI Company and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Year Ended
	December 31, 2005	October 2, 2005	December 31, 2004	December 31, 2005	December 31, 2004

NET SALES:
Products	75.5%	73.0%	82.5%	76.2%	80.5%
Service	24.5%	27.0%	17.5%	23.8%	19.5%
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	51.2%	44.0%	47.5%	47.1%	45.8%
Service	19.5%	18.5%	12.2%	17.4%	13.5%
Total cost of sales	70.7%	62.5%	59.7%	64.5%	59.3%

Gross profit	29.3%	37.5%	40.3%	35.5%	40.7%

OPERATING EXPENSES:
Research and development	14.2%	13.8%	10.7%	14.0%	12.0%
Selling, general and administrative	23.7%	26.0%	19.2%	23.4%	20.3%
Amortization of purchased technology	0.6%	0.7%	1.2%	1.0%	1.3%
Asset impairment	8.5%	0.8%	0.0%	5.9%	0.0%
Restructuring, reorganization and relocation	4.5%	2.9%	-0.1%	2.0%	0.1%
Total operating expenses	51.5%	44.3%	31.0%	46.3%	33.6%

OPERATING (LOSS) INCOME	-22.2%	-6.8%	9.3%	-10.8%	7.0%

OTHER INCOME (EXPENSE):
Interest income	2.2%	1.9%	1.0%	1.8%	1.1%
Interest expense	-1.4%	-1.4%	-1.8%	-2.2%	-2.2%
Other expense, net	-6.6%	-0.4%	-0.4%	-1.9%	-0.7%
Total other expense, net	-5.8%	0.1%	-1.8%	-2.3%	-1.8%

(LOSS) INCOME BEFORE TAXES	-28.0%	-6.7%	8.1%	-13.1%	5.2%

INCOME TAX EXPENSE	2.2%	-1.4%	2.3%	5.2%	1.7%

NET (LOSS) INCOME	-30.2%	-5.3%	5.8%	-18.3%	3.6%

FEI COMPANY

Supplemental Data

($ In Millions Except Per Share Amounts)

(Unaudited)

	Q4 Ended 12/31/2005	Q3 Ended 10/2/2005	Q4 Ended 12/31/2004
Income Statement Highlights
Consolidated sales	$101.6	$97.1	$145.2
Gross margin	29.3%	37.5%	40.3%
R & D spending	$14.4	$13.4	$15.6
R & D (% of sales)	14.2%	13.8%	10.7%
SG&A	$24.1	$25.3	$27.8
SG&A (% of sales)	23.7%	26.0%	19.2%
Net (loss) income - GAAP	$(30.7)	$(5.1)	$8.4
Diluted earnings (loss) per share - GAAP	$(0.91)	$(0.15)	$0.21
Sales by Business Segment
MicroElectronics	$32.1	$29.0	$63.3
Electron Optics	$43.0	$39.9	$54.1
Service	$24.9	$26.2	$25.5
Components	$1.6	$2.0	$2.3
Sales by Market Sector
Semiconductor	$32.8	$36.0	$69.0
Data Storage	$5.5	$4.2	$3.1
I & I	$63.3	$56.9	$73.1
Sales by Geography
North America	$33.8	$31.7	$44.6
Europe	$31.4	$36.8	$49.4
Asia Pacific	$36.4	$28.6	$51.2
Bookings
Total	$116.1	$100.3	$143.8
Book to bill ratio	1.14	1.03	0.99
Backlog - total	$186.3	$171.8	$160.0
Backlog - Service	$36.8	$39.0	$31.0
Bookings by Business Segment
MicroElectronics	$35.9	$35.6	$51.0
Electron Optics	$55.9	$37.6	$62.6
Service	$22.7	$24.6	$28.4
Components	$1.6	$2.5	$1.8
Bookings by Market Sector
Semiconductor	$41.8	$39.1	$60.7
Data Storage	$6.1	$2.1	$5.0
I & I	$68.2	$59.1	$78.1
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$280.5	$266.1	$340.7
Operating cash generated (used)	$5.8	$(2.6)	$12.4
Accounts receivable	$98.3	$108.5	$159.5
Days sales outstanding (DSO)	88	102	100
Inventory turnover	3.1	2.6	4.0
Inventories	$84.9	$97.9	$87.8
Property, plant and equipment	$59.0	$64.2	$71.6
Fixed asset investment (during quarter)	$3.3	$2.6	$4.3
Depreciation expense	$3.3	$3.5	$4.1
Current liabilities	$131.6	$129.3	$154.7
Working Capital	$324.5	$329.4	$435.1
Shareholders’ equity	$292.4	$311.5	$379.6
Headcount (permanent and temporary)	1674	1726	1756